Execution Version
TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (the “Agreement”) by and between David L. Anton (“Executive”) and Codexis, Inc., a Delaware corporation (the “Company”) (the Executive and the Company are collectively referred to herein as the “Parties” or individually as a “Party”), is made effective as of the date Executive signs this Agreement (the “Signature Date”) with reference to the following facts:
A.    Executive’s employment with the Company and status as an employee of the Company and each of its affiliates shall end effective upon the Termination Date (as defined below).
B.    Executive and the Company want to end their relationship amicably and also to establish the obligations of the Parties including, without limitation, all amounts due and owing to Executive.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:

1.
Termination Date. Executive acknowledges and agrees that his status as an employee of the Company shall end effective as of August 31, 2013 or such earlier date as Executive resigns from the Company or as may be mutually agreed between the Company and Executive (such date, the “Termination Date”).

2.
Transition Period. During the period from June 1, 2013 through the Termination Date (the “Transition Period”), Executive will be employed by the Company in the position of “Advisor to CEO” and shall perform tasks that may be assigned to him by the Company’s Chief Executive Officer; provided, the Company, in its sole discretion, may require that Executive not come into the office at any time during the Transition Period; provided, further, that during such times that Executive is not working in the office he agrees to make himself reasonably available to answer any work-related questions the Company might ask him during normal business hours. During the Transition Period, Executive hereby agrees to execute such further document(s) as shall be reasonably determined by the Company as necessary to give effect to the termination of Executive’s status as an officer and/or director of the Company’s subsidiaries (the “Resignation Letters”). The Executive acknowledges and agrees that he will not perform services for any third party during the Transition Period that has not been pre-approved in writing by the Company’s Chief Executive Officer. In consideration for executing this Agreement and for the services provided by Executive during the Transition Period, Executive shall receive a salary and benefits from the Company at the level in effect on the date Executive signs this Agreement and shall be eligible for the separation benefits set forth in Section 4.

3.
Final Pay and Expenses. On the Termination Date, the Company shall pay to Executive all accrued but unpaid wages (including, but not limited to, base salary) and the value of all accrued and unused paid-time off earned through the Termination Date, subject to standard payroll deductions and withholdings. In addition, the Company shall reimburse Executive for all outstanding expenses incurred prior to the Termination Date which were consistent with the Company’s policies then in effect with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses. Executive is entitled to the payments set forth in this Section 3 regardless of whether Executive executes this Agreement.

4.
Separation Payments and Benefits. Subject to Executive signing and delivering to the Company this Agreement prior to July 24, 2013, Executive signing and delivering to the Company the Resignation Letters prior to the Termination Date, Executive signing and delivering to the Company the General Release of Claims attached as Exhibit A (the “General Release”) hereto within the thirty (30) day period immediately following the Termination Date, the General Release becoming no longer subject to its revocation as provided in Section 1(c)(iii) thereof and Executive’s performance of his continuing obligations pursuant to this Agreement and that certain Confidential Information, Secrecy and Invention Agreement entered into between Executive and the Company as of March 24, 2008 (the “Confidentiality Agreement”), the Company hereby agrees, without admission of any liability, fact or claim, to provide Executive the severance pay and benefits set forth below. Specifically, the Company and Executive agree as follows:

(a)    Severance Pay. For the period commencing on the Termination Date and ending three (3) months after the Termination Date (the “Severance Period”), Executive shall be entitled to receive six (6) bi-monthly (i.e., twice a month) severance payments of $13,948 per payment (subject to appropriate tax withholding and other deductions), subject to continuing compliance by Executive with the terms of this Agreement and the General Release. Such payments shall be made in substantially equal installments in accordance with the Company’s normal payroll practices.
(b)    Bonus. The Company shall pay Executive an amount equal to $61,800, which represents Executive’s pro rata bonus for fiscal year 2013, less required withholding taxes, such payment to be made in a single lump sum no later than thirty (30) days following the Termination Date.
(c)    Healthcare Continuation Coverage. If Executive elects to receive continued healthcare coverage pursuant to COBRA, the Company shall pay for the premiums for Executive and Executive’s covered dependents during the period commencing on the first day of the first month following the Termination Date through November 30, 2013 (the “COBRA Payment Period”). The Executive shall notify the Company in writing within five days of becoming eligible for healthcare coverage through other employment, or if he or any of his covered dependents become ineligible for COBRA, during the COBRA Payment Period. Notwithstanding the previous sentence, if the

Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s and his covered dependents’ group insurance coverages in effect on the Termination Date (which amount shall be based on the premiums for the first month of COBRA coverage). After the Company ceases to pay the premiums pursuant to this Section 4(c), Executive may, if eligible, elect to continue healthcare coverage at Executive’s expense in accordance with the provisions of COBRA.
(d)    Taxes. Executive understands and agrees that all payments and benefits under this Section 4 will be subject to appropriate tax withholding and other deductions. To the extent any taxes may be payable by Executive for the payments and benefits provided to him by this Agreement beyond those withheld by the Company, Executive agrees to pay them himself and to indemnify and hold the Company and the other entities released herein harmless for any tax claims or penalties, and associated attorneys’ fees and costs, resulting from any failure by him to make required payments.
(e)    Sole Separation Benefit. Executive agrees that the payment and benefits provided by this Section 4 are not required under the Company’s normal policies and procedures and are provided as a severance payment and benefits solely in connection with this Agreement. Executive acknowledges and agrees that the payments and benefits referenced in this Section 4 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement.
(f)    SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), he will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report his transactions in Company common stock for the six (6) month period following June 1, 2013. Executive hereby agrees not to undertake, directly or indirectly, any reportable transactions until the end of such six (6)-month period.

5.
Full Payment. Executive acknowledges that the payments and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of his employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement, the General Release, that certain Indemnification Agreement between Executive and the Company effective April 27, 2010 (the “Indemnification Agreement”) and each equity award agreement, this Agreement shall supersede each agreement entered into between Executive and the Company regarding Executive’s employment, including, without limitation, Executive’s offer letter agreement with the Company (the “Offer Letter”) and the Change of Control Severance Agreement between Executive and the Company effective November 7, 2012 (the “Change of Control Agreement”), and each such agreement shall be deemed terminated and of no further effect as of the Signature Date.

6.	Equity Awards.
(a)Each option to purchase shares of the Company’s common stock held by Executive as of the Termination Date that is vested and exercisable on the Termination Date (collectively, the “Vested Stock Options”) shall be exercisable through Executive’s E*Trade account or by following the procedures set forth in Executive’s option agreements, provided that if Executive has not exercised his Vested Stock Options on or before the date occurring three months following the Termination Date (the “Option Termination Date”), Executive’s Vested Stock Options shall automatically terminate and be of no further effect. Executive acknowledges that if he elects to exercise his Vested Stock Options by following the procedures set forth in his option agreements, the Company must receive a duly executed notice of exercise and remuneration in accordance with Executive’s option agreements on or before the Option Termination Date.
(b)Effective on the Termination Date, (i) all of Executive’s options to purchase shares of Company common stock that are not then fully vested shall automatically terminate and (ii) all of Executive’s restricted stock units and performance stock units shall automatically terminate.

7.
Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 7, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of the other Releasees (as defined below) for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement.

(a)    Full Release. In consideration of the mutual covenants and agreements set forth herein, on behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse (current of former), domestic partner, and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its stockholders, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date Executive signs this Agreement, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or separation by the Releasees, or any of them, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the

Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)    Exceptions. Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)	Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)	Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)	Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)
Claims for indemnification under California Labor Code Section 2802, the Company’s Certificate of Incorporation, the Company’s Bylaws, the Delaware General Corporation Law or the Indemnification Agreement;

(v)
Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment;

(vi)	Claims arising solely out of Executive’s holdings of Company capital stock as of the date hereof;

(vii)	Any other claim that may not be released by private agreement; and

(viii)	Any other obligation of the Company that cannot be waived as a matter of law.

(c)    California Civil Code Section 1542. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

8.	Non-Disparagement, Transition and Transfer of Company Property.
(a)    Non-Disparagement. Executive agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or businesses, either publicly or privately. The Company agrees that it shall not, and it shall instruct its officers and members of its Board of Directors to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 8(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.
(b)    Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties to other executive(s) or employees of the Company.
(c)    Transfer of Company Property. Executive agrees that he shall turn over to the Company no later than the Termination Date all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control. Should Executive discover after the Termination Date that he inadvertently failed to return Company property to the Company, Executive agrees to return promptly all such Company property to Company. Any Company property returned in accordance with the previous sentence will not be deemed to be a breach of this Agreement.

9.
Executive Representations. Executive warrants and represents that (a) he has not filed or authorized the filing, and has no intention or plan (as of the date of this Agreement) to file or authorize the filing, of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) he has reported all hours worked as of the date Executive signs this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him, except as provided in this Agreement, (c) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms.

10.
No Assignment. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.

11.
Non-Solicitation. Without limiting the Confidentiality Agreement, Executive hereby agrees that Executive shall not, at any time during the one (1) year period immediately following the Termination Date, directly or indirectly, either for himself or on behalf of any other person, recruit or otherwise solicit or induce any employee or consultant of the Company to terminate its employment or arrangement with the Company, or otherwise change its relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from directly or indirectly hiring any individual who submits a resume or otherwise applies for a position in response to a publicly posted job announcement or otherwise applies for employment with any person with whom Executive may be associated absent any violation of Executive’s obligations pursuant to the preceding sentence.

12.
Governing Law; Attorney’s Fees. This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of California, without regard to any conflicts of laws provisions thereof. In the event that any provision of this Agreement is ever determined by a court or other applicable tribunal to be void or unenforceable, the remaining provisions of the Agreement shall not be affected and shall remain in full force and effect, to the fullest extent permitted by applicable law. The prevailing Party in any action to enforce any provisions of this Agreement shall be entitled to an award of costs and reasonable attorneys’ fees in addition to any other relief awarded.

13.	In the Event of a Claimed Breach. All controversies, claims and disputes arising out of or relating to Executive’s employment or this Agreement, including without limitation any alleged violation of any contractual terms, shall be resolved (after reasonable informal resolution efforts have failed) by final and binding arbitration before a single neutral arbitrator in San Mateo County, California, in accordance with the applicable dispute resolution rules of the Judicial Arbitration and Mediation Service (“JAMS”). The arbitration shall be commenced by filing a demand for arbitration with JAMS within 14 days after the filing Party has given written notice of such breach to the other Party. The arbitrator shall be mutually agreed upon by the Parties or, if the Parties are unable to agree, appointed by JAMS in accordance with its procedures. The Company shall pay all costs of arbitration, including all administrative and arbitrator fees, that exceed the amount Executive would have incurred had the dispute been filed in California state court in San Mateo County. Except as provided for in the preceding sentence and as otherwise provided by law, each Party shall bear its own fees, costs and expenses associated with the arbitration, including without limitation attorneys’ fees and expert fees. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered as a result of any non-compliance with the obligations of Sections 8(a), 8(b), 11, and 15 hereof, and that in the event of a breach of any such provision, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law. Any such Party shall, therefore, be entitled to seek injunctive relief in any court of competent jurisdiction, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of Sections 8(a), 8(b), 11 and 15 hereof, neither of the Parties hereto shall raise the defense that there is an adequate remedy at law.

14.
Miscellaneous. This Agreement, together with the Confidentiality Agreement, the Indemnification Agreement, each equity award agreement and the General Release, comprise the entire agreement between the Parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof, including, without limitation, the Offer Letter and the Change of Control Agreement. Executive acknowledges that there are no other agreements, written, oral or implied, and that he may not rely on any prior negotiations, discussions, representations or agreements. This Agreement may be modified only in writing, and such writing must be signed by both Parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

15.
Confidentiality Agreement Obligations. Executive reaffirms his obligations under the Confidentiality Agreement and agrees to continue to abide by the terms set forth in his Confidentiality Agreement. Executive further reaffirms that he will deliver a signed copy of the termination certificate, which is attached as Exhibit A to the Confidentiality Agreement (the “Termination Certificate”), to Human Resources on or before the Termination Date. Executive confirms that he understands that the Company will not pay Executive any benefits under this Agreement unless the Company has received such signed Termination Certificate.

16.
Failure to Comply. In the event that Executive breaches any of his obligations set forth in this Agreement (including, without limitation, the obligations set forth in Sections 8(a), 8(b), 11 and 15) or as otherwise imposed by law, the Company shall be entitled to stop any payments and/or recover the full benefit paid to Executive under this Agreement and to obtain all other relief provided by law or equity.

17.
Executive’s Cooperation. Executive shall reasonably cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company during his employment with the Company (including, without limitation, Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during his employment); provided, however, that within 30 days of a request by Executive, the Company will reimburse Executive for any reasonable and documented out-of-pocket expenses incurred by Executive for travel or otherwise in connection with any of the above obligations.

18.	Unemployment. It is understood that if Executive files for unemployment benefits with the California Employment Development Department, the Company will not dispute Executive’s claim to such benefits.
Signature Page Follows

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

Dated: July 24, 2013		/s/David L. Anton
David L. Anton
CODEXIS, INC.
Dated: July 24, 2013	By:	/s/Douglas Sheehy
Douglas Sheehy Senior Vice President, General Counsel and Secretary

EXHIBIT A

GENERAL RELEASE OF CLAIMS

This General Release of Claims (“Release”) is entered into as of this ___ day of _________________, 2013, between David L. Anton (“Executive”), and Codexis, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective eight days after Executive’s signature, unless Executive revokes his acceptance as provided in Section 1(c)(iii) below. Executive is executing this Release in further consideration for the mutual covenants and agreements contained in the Transition and Separation Agreement between Executive and the Company dated July 24, 2013 (the “Separation Agreement”).

1.
General Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of the other Releasees (as defined below) for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.

(a)    On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse (current of former), domestic partner, and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its stockholders, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date Executive signs this Release, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or separation by the Releasees, or any of them, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; The Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay

Law, as amended, Cal. Lab. Code §§ 1197.5(a), 199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a), (b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect.
(b)    Notwithstanding the generality of the foregoing, Executive does not release the following claims:

(i)	Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)	Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)	Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)
Claims for indemnification under California Labor Code Section 2802, the Company’s Certificate of Incorporation, the Company’s Bylaws, the Delaware General Corporation Law or the Indemnification Agreement (as such term is defined in the Separation Agreement);

(v)
Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment;

(vi)	Claims arising solely out of Executive’s holdings of Company capital stock as of the date hereof;

(vii)	Any other claim that may not be released by private agreement; and

(viii)	Any other obligation of the Company that cannot be waived as a matter of law.
(c)    In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:

(i)	Executive should consult with an attorney before signing this Release;

(ii)	Executive has been given at least twenty-one (21) days to consider this Release;

(iii)
Executive has seven (7) days after signing this Release to revoke it. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Release to Douglas Sheehy,

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Senior Vice President, General Counsel and Secretary, 200 Penobscot Drive, Redwood City, California 94063, fax: (650) 421‑8108. Executive understands that if he revokes this Release, it will be null and void in its entirety, and he will not be entitled to any payments or benefits provided in the Separation Agreement, other than as provided in Section 3 thereof.
(d)    EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2.	Executive’s Representations. Executive represents and warrants that:
(a)     Executive has not filed or authorized the filing, and has no intention or plan (as of the date of this Release) to file or authorize the filing, of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court;
(b)     Executive has reported all hours worked as of the date Executive signs this Release and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which he may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to him other than those described in Section 4 of the Separation Agreement that will be due to Executive upon satisfaction of the conditions described in Section 4 of the Separation Agreement;
(c)    Executive has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law;

(a)	Executive has returned to the Company all Company property in his possession;
(b)    Executive has not made any disparaging comments about the Company, nor will Executive do so in the future;
(f)     the execution, delivery and performance of this Release by Executive does not and will not conflict with, breach, violate or cause a default under any agreement,

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contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; and
(g)     upon the execution and delivery of this Release by the Company and Executive and expiration of Executive’s revocation rights described in Section 1(c)(iii) of this Release, this Release will be a valid and binding obligation of Executive, enforceable in accordance with its terms
3.    Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

4.    Governing Law. This Release shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any State other than California.

5.    Miscellaneous. This Release, together with the Separation Agreement, the Confidentiality Agreement, the Indemnification Agreement (as each such term is defined in the Separation Agreement) and the equity award agreements, comprise the entire agreement between the Parties with regard to the subject matter hereof and thereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof and thereof, including, without limitation, the Offer Letter and the Change of Control Agreement (as each such term is defined in the Separation Agreement). This Release may be modified only in writing, and such writing must be signed by both Parties and recited that it is intended to modify this Release. This Release may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

Signature page follows

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IN WITNESS WHEREOF, the undersigned have caused this Release to be duly executed and delivered as of the date indicated next to their respective signatures below.

Dated: _________ __, 2013		/s/David L. Anton
David L. Anton
CODEXIS, INC.
Dated: _________ __, 2013	By:	/s/Douglas Sheehy
Douglas Sheehy Senior Vice President, General Counsel and Secretary

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